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                            MORGAN STANLEY FUND, INC.

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT


     Supplement to Investment Advisory Agreement (the "Agreement") dated as of November 17th, 1992 between Morgan Stanley Fund, Inc. (the "Fund"), and Morgan Stanley Asset Management Inc. ("MSAM" or the "Adviser").

                                    RECITALS

     The Fund has executed and delivered the Agreement, dated as of November 17th, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the Investment Funds of the Fund. The Fund has created two additional investment funds: the Morgan Stanley Small Cap Value Equity Fund and Morgan Stanley Asian Equity Fund (the "Additional Funds");

                                   AGREEMENTS

     NOW, therefore, the parties agree as follows:

     The percentage rate in Paragraph 3 of the Agreement will be as set forth in the Amended Schedule A attached hereto with respect to the Investment Funds of the Fund.

     This agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Agreement as of the 18th day of March, 1993.

                                   MORGAN STANLEY ASSET
                                   MANAGEMENT INC.

                                   By:/s/ Warren J. Olsen
                                      ----------------------
                                   Name: Warren J. Olsen
                                   Title: Vice President


                                   MORGAN STANLEY FUND, INC.

                                   By:/s/ Warren J. Olsen
                                      ----------------------
                                   Name: Warren J. Olsen
                                   Title: President

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                               AMENDED SCHEDULE A

                                                                ANNUAL
                         INVESTMENT FUND                    PERCENTAGE RATE
                         ---------------                    ---------------

          Morgan Stanley Global Equity Allocation Fund           1.00%

          Morgan Stanley Global Fixed Income Fund                0.75%

          Morgan Stanley Money Market Fund                       0.35%

          Morgan Stanley Small Cap Value Equity Fund             0.85%

          Morgan Stanley Asian Equity Fund                       1.00%